Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Shanye Hudson	David Oro
	Investor Relations	Media Relations
	shudson@micron.com	davidoro@micron.com
	(208) 492-1205	(707) 558-8585

MICRON TECHNOLOGY, INC., REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2018

Strong execution and broad secular demand led to
another record quarter for revenue and profitability

BOISE, Idaho, June 20, 2018 – Micron Technology, Inc., (NASDAQ: MU) today announced results of operations for its third quarter of fiscal 2018, which ended May 31, 2018.

Fiscal Q3 2018 Highlights
•Revenues of $7.80 billion, up 40 percent compared with the same period last year
•GAAP net income of $3.82 billion, or $3.10 per diluted share
•Non-GAAP net income of $3.90 billion, or $3.15 per diluted share

•	Operating cash flow of $4.26 billion, compared with $2.41 billion for the same period last year

•	Ended the quarter with a net cash positive position

"Micron delivered record results in financial performance for the third fiscal quarter, supported by strong execution and ongoing secular demand trends," said Micron President and CEO Sanjay Mehrotra. "We strengthened our competitive position and grew our revenue across virtually all of our high-value product segments. We set new records for revenue in SSDs, Mobile Managed NAND and Automotive solutions along with Cloud/Enterprise and Graphics DRAM Memory. We see ongoing momentum and healthy industry fundamentals in the fourth quarter to close out an exceptionally strong fiscal 2018."

Quarterly Financial Results
(in millions except per share amounts)	GAAP (1)			Non-GAAP (2)
	FQ3-18	FQ2-18	FQ3-17	FQ3-18	FQ2-18	FQ3-17
Net sales	$7,797	$7,351	$5,566	$7,797	$7,351	$5,566
Gross margin	$4,723	$4,270	$2,609	$4,750	$4,296	$2,671
percent of net sales	60.6%	58.1%	46.9%	60.9%	58.4%	48.0%
Operating income	$3,953	$3,567	$1,963	$4,017	$3,630	$2,071
percent of net sales	50.7%	48.5%	35.3%	51.5%	49.4%	37.2%
Net income attributable to Micron	$3,823	$3,309	$1,647	$3,898	$3,495	$1,896
Diluted earnings per share	$3.10	$2.67	$1.40	$3.15	$2.82	$1.62

Revenues for the third quarter of 2018 were 6 percent higher compared to the second quarter of 2018, reflecting increased demand broadly across our products and end markets. Our overall consolidated gross margin of 60.6 percent for the third quarter of 2018 was higher compared to 58.1 percent for the second quarter of 2018 primarily due to execution across our product portfolio.

Investments in capital expenditures, net of amounts funded by partners, were $2.10 billion, which resulted in adjusted free cash flows(3) of $2.16 billion for the third quarter of 2018. During the quarter, we repurchased or converted $2.31 billion principal amount of our debt, lowering our total carrying value of debt to $7.34 billion exiting the quarter. We ended the third quarter in a net cash positive position with cash, marketable investments, and restricted cash of $7.68 billion.

We will host a conference call on Wednesday, June 20, 2018 at 2:30 p.m. MT to discuss our financial results. The call, audio, and slides will be available online at investors.micron.com. A webcast replay will be available on our website until June 20, 2019. A taped audio replay of the conference call will also be available at 1-404-537-3406 or 1-855-859-2056 (conference number: 5788319) beginning at 5:30 p.m. MT, Wednesday, June 20, 2018 and continuing through Wednesday, June 27, 2018. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

We are an industry leader in innovative memory and storage solutions. Through our global brands – Micron®, Crucial®, and Ballistix® – our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, NOR Flash, and 3D XPoint™ memory, is transforming how the world uses information to enrich life. Backed by nearly 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, machine learning, and autonomous vehicles, in key market segments like cloud, data center, networking, and mobile. Our common stock is traded on the NASDAQ under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

The Micron logo and Micron symbol are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding the industry and our strategic position and financial results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1) GAAP represents U.S. Generally Accepted Accounting Principles.
(2) Non-GAAP represents GAAP excluding the impact of certain activities which our management excludes in analyzing our operating results and understanding trends in our earnings. Non-GAAP also includes the impact on shares used in per share calculations of our outstanding capped call transactions and from the exclusion of stock-based compensation. For a reconciliation of GAAP to non-GAAP results, see the accompanying financial tables and footnotes.
(3) Adjusted free cash flow consists of cash provided by operating activities of $4.26 billion less investments in capital expenditures, net of amounts funded by partners.

MICRON TECHNOLOGY, INC.
CONSOLIDATED FINANCIAL SUMMARY
(in millions except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine Months Ended
	May 31, 2018	March 1, 2018	June 1, 2017	May 31, 2018	June 1, 2017
Net sales	$7,797	$7,351	$5,566	$21,951	$14,184
Cost of goods sold	3,074	3,081	2,957	9,211	8,860
Gross margin	4,723	4,270	2,609	12,740	5,324
Selling, general, and administrative	211	196	204	598	550
Research and development	603	523	434	1,574	1,377
Other operating (income) expense, net	(44)	(16)	8	(49)	31
Operating income	3,953	3,567	1,963	10,617	3,366
Interest income (expense), net (1)	(44)	(61)	(143)	(206)	(428)
Other non-operating income (expense), net (1)	(193)	(53)	(83)	(450)	(63)
Income tax (provision) benefit (2)	109	(143)	(92)	(148)	(161)
Equity in net income (loss) of equity method investees	(2)	1	2	(1)	7
Net (income) attributable to noncontrolling interests	—	(2)	—	(2)	—
Net income attributable to Micron	$3,823	$3,309	$1,647	$9,810	$2,721

Earnings per share
Basic	$3.30	$2.86	$1.49	$8.53	$2.52
Diluted	3.10	2.67	1.40	7.96	2.38

Number of shares used in per share calculations
Basic	1,159	1,156	1,106	1,150	1,082
Diluted	1,235	1,238	1,177	1,233	1,142

CONSOLIDATED FINANCIAL SUMMARY, Continued

As of	May 31, 2018	March 1, 2018	August 31, 2017
Cash and short-term investments	$7,071	$8,042	$5,428
Receivables	4,912	4,437	3,759
Inventories	3,369	3,184	3,123
Total current assets	15,499	15,836	12,457
Long-term marketable investments	487	520	617
Property, plant, and equipment, net	22,705	21,864	19,431
Restricted cash	119	113	107
Total assets	41,845	41,263	35,336

Accounts payable and accrued expenses	3,998	4,194	3,664
Current debt (1)	1,454	1,514	1,262
Total current liabilities	5,883	6,135	5,334
Long-term debt (1)	5,890	7,802	9,872

Total Micron shareholders' equity (3)	28,649	25,697	18,621
Noncontrolling interests in subsidiaries	869	869	849
Total equity	29,518	26,566	19,470

	Nine Months Ended
	May 31, 2018	June 1, 2017
Net cash provided by operating activities (a)	$12,245	$4,950
Net cash provided by (used for) investing activities (a)	(6,087)	(6,259)
Net cash provided by (used for) financing activities	(4,443)	1,207

Depreciation and amortization	3,552	2,888
Investments in capital expenditures	(6,798)	(3,730)
Acquisition of Inotera	—	(2,634)
Repayments of debt	(6,767)	(1,774)
Proceeds from issuance of stock	1,636	108
Proceeds from issuance of debt	969	3,136
(a) June 1, 2017 amount adjusted for the retrospective adoption of ASU 2016-18 – Restricted Cash.

(1)
In the third quarter of 2018, we prepaid debt with an aggregate principal amount of $2.08 billion for cash of $2.11 billion and recognized non-operating losses of $42 million. We repurchased or settled convertible notes with an aggregate principal amount of $228 million for cash of $1.11 billion and recognized non-operating losses of $32 million. Additionally, as of May 31, 2018, $101 million of aggregate principal amount of our convertible notes had converted but will not settle until the fourth quarter of 2018. As a result of the unsettled conversions, the carrying values increased by $456 million as of May 31, 2018 and we recognized non-operating losses of $94 million in the third quarter of 2018. In the second quarter of 2018, we settled convertible notes with an aggregate principal amount of $65 million for cash of $295 million. In the first quarter of 2018, we redeemed notes with an aggregate principal amount of $2.25 billion for cash of $2.42 billion and recognized non-operating losses of $190 million.

In the first nine months of 2018, Intel Corporation provided non-interest bearing convertible debt financing of $969 million to IM Flash Technologies, LLC ("IMFT") pursuant to the terms of the IMFT joint venture agreement.

(2)
On December 22, 2017, the United States enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act") that lowers the U.S. corporate income tax rate from 35% to 21% and significantly affects how income from foreign operations is taxed in the United States. As a result of our fiscal year-end, our U.S. statutory federal rate will be 25.7% for 2018 (based on the 35% corporate rate through December 31, 2017 and 21% from that date through the end of fiscal year 2018) and 21% for subsequent years. The Tax Act imposes a one-time transition tax in 2018 on the higher of our accumulated foreign income, as determined as of November 2, 2017 or December 31, 2017 (the "Repatriation Tax"); provides a U.S. federal tax exemption on foreign earnings distributed to the United States; and, beginning in 2019, creates a new minimum tax on certain foreign earnings in excess of a deemed return on tangible assets (the "Foreign Minimum Tax"). The Tax Act allows us to elect to pay any Repatriation Tax due in eight annual interest-free payments in increasing amounts beginning in December 2018. In connection with the provisions of the Tax Act, we are continuing to evaluate whether to account for the Foreign Minimum Tax provisions that begin for us in 2019 as a period cost or in our measurement of deferred taxes.

The Securities and Exchange Commission Staff Accounting Bulletin No. 118 allows the use of provisional amounts (reasonable estimates) if our analyses of the impacts of the Tax Act has not been completed when our financial statements are issued. Provisional amounts may be adjusted during a one-year measurement period as accounting for the income tax effects of the Tax Act are completed or as estimates are revised. Our income tax (provision) benefit consisted of the following:

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine Months Ended
	May 31, 2018	March 1, 2018	June 1, 2017	May 31, 2018	June 1, 2017
Provisional estimate for the Repatriation Tax, net of adjustments related to uncertain tax positions	$222	$(1,335)	$—	$(1,113)	$—
Remeasurement of deferred tax assets and liabilities reflecting the lower U.S. corporate tax rates	—	(133)	—	(133)	—
Provisional estimate for the release of the valuation allowance on the net deferred tax assets of our U.S. operations	—	1,337	—	1,337	—
Utilization of and other changes in net deferred tax assets of MMJ, MMT, and MTTW	(35)	(17)	(31)	(78)	(52)
Other income tax (provision) benefit	(78)	5	(61)	(161)	(109)
	$109	$(143)	$(92)	$(148)	$(161)

(3)	In October 2017, we issued 34 million shares of our common stock for $41.00 per share in a public offering, for proceeds of $1.36 billion, net of underwriting fees and other offering costs.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in millions except per share amounts)

	3rd Qtr.			2nd Qtr.			3rd Qtr.
	May 31, 2018			March 1, 2018			June 1, 2017
	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP	GAAP	Adj	Non-GAAP
Net sales	$7,797	$—	$7,797	$7,351	$—	$7,351	$5,566	$—	$5,566
Cost of goods sold	3,074	(27)	3,047	3,081	(26)	3,055	2,957	(62)	2,895
Gross margin	4,723	27	4,750	4,270	26	4,296	2,609	62	2,671
percent of net sales	60.6%		60.9%	58.1%		58.4%	46.9%		48.0%

Selling, general, and administrative	211	(14)	197	196	(16)	180	204	(20)	184
Research and development	603	(15)	588	523	(14)	509	434	(14)	420
Other operating (income) expense, net	(44)	(8)	(52)	(16)	(7)	(23)	8	(12)	(4)
Operating expenses	770	(37)	733	703	(37)	666	646	(46)	600
Operating income	3,953	64	4,017	3,567	63	3,630	1,963	108	2,071
percent of net sales	50.7%		51.5%	48.5%		49.4%	35.3%		37.2%

Interest income (expense), net	(44)	23	(21)	(61)	26	(35)	(143)	30	(113)
Other non-operating income (expense), net	(193)	194	1	(53)	53	—	(83)	83	—
	3,716	281	3,997	3,453	142	3,595	1,737	221	1,958

Income tax (provision) benefit	109	(206)	(97)	(143)	44	(99)	(92)	28	(64)
Equity in net income (loss) of equity method investees	(2)	—	(2)	1	—	1	2	—	2
Net income	3,823	75	3,898	3,311	186	3,497	1,647	249	1,896

Net income (loss) attributable to noncontrolling interests	—	—	—	(2)	—	(2)	—	—	—
Net income attributable to Micron	$3,823	$75	$3,898	$3,309	$186	$3,495	$1,647	$249	$1,896

Shares used in calculations	1,235	3	1,238	1,238	2	1,240	1,177	(8)	1,169
Diluted earnings per share	$3.10	$0.05	$3.15	$2.67	$0.15	$2.82	$1.40	$0.22	$1.62

MICRON TECHNOLOGY, INC.
NON-GAAP ADJUSTMENTS
(in millions)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 31, 2018	March 1, 2018	June 1, 2017
Non-GAAP adjustments
Cost of goods sold
Stock-based compensation	$20	$22	$24
Flow-through of Inotera inventory step up	—	—	36
Other	7	4	2
	27	26	62

Selling, general, and administrative
Stock-based compensation	14	16	20
	14	16	20

Research and development
Stock-based compensation	14	14	13
Other	1	—	1
	15	14	14

Other operating (income) expense, net
Restructure and asset impairments	8	7	12

Interest income (expense), net
Amortization of debt discount and other costs	23	26	30

Other non-operating income (expense)
Loss on debt repurchases and conversions	168	23	61
(Gain) loss from changes in currency exchange rates	24	27	22
Other	2	3	—
	194	53	83

Income taxes
Impact of U.S. income tax reform	(222)	131	—
Estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred taxes	16	(87)	28
	(206)	44	28
	$75	$186	$249

The tables above reconcile GAAP to non-GAAP results, diluted shares, and diluted earnings per share. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful to understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts vary from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies.

Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•	Stock-based compensation;

•	Flow-through of business acquisition-related inventory adjustments;

•	Restructure and asset impairments;

•	Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ installment debt;

•	Losses from debt repurchases and conversions;

•	Gains and losses from changes in currency exchange rates;

•	Gains and losses from business acquisition activities;

•
Impact of the U.S. income tax reform for provisional estimate of Repatriation Tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting the lower U.S. corporate tax rates; and

•	The estimated tax effects of above, including tax benefits from stock-based compensation, and non-cash changes in net deferred taxes.

Our outstanding capped call transactions are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of our convertible notes. In periods with non-GAAP income attributable to Micron, non-GAAP diluted shares include the impact of the capped calls, based on the average share price for the period the capped calls are outstanding. Non-GAAP diluted shares are also adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income.